Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THAT Certain OPERATING AGREEMENT OF GROWN ROGUE MANAGEMENT ASSOCIATES llc effective as of MARCH 9, 2026 (THE “OPERATING AGREEMENT”), THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE OR JURISDICTION PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN GROWN ROGUE MANAGEMENT ASSOCIATES llc, an illinois limited liability company (THE “COMPANY”), FOR AN INDEFINITE PERIOD OF TIME. AN INVESTMENT IN THE COMPANY REQUIRES THE FINANCIAL ABILITY AND WILLINGNESS TO ACCEPT A HIGH DEGREE OF RISK AND A COMPLETE LACK OF LIQUIDITY.

SUBSCRIPTION AGREEMENT

Grown Rogue Management Associates LLC

March 9, 2026

The Securities described herein are being offered in a manner intended to qualify for an exemption provided by Section 4(2) and/or Regulation D of the Securities Act. Consequently, this Subscription Agreement together with its Exhibits, Schedules and other attachments has been produced in very limited quantities and may not be reproduced, forwarded or delivered to anyone other than on a confidential basis to your investment, legal, accounting or tax advisors, if any, without the prior written consent of the Manager (as defined below). The information contained herein constitutes proprietary information of the Company. Grown Rogue Unlimited, LLC serves as the Manager of the Company (the “Manager”).

AN INVESTMENT IN THE COMPANY’S SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD MAKE THEIR OWN DECISIONS AS TO WHETHER THIS OFFERING MEETS THEIR RESPECTIVE INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL AND SHOULD CAREFULLY REVIEW AND CONSIDER THE MATTERS SET FORTH HEREIN, INCLUDING THOSE MATTERS DESCRIBED IN THE RISK FACTORS SET FORTH IN EXHIBIT D HERETO.

[Remainder of Page Intentionally Blank.]

IMPORTANT NOTIFICATIONS

Notices to Residents of All States:

IN MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT OR ANY OF ITS EXHIBITS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH AN OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION.

TO COMPLY WITH INTERNAL REVENUE SERVICE (“IRS”) CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS SUBSCRIPTION AGREEMENT OR ANY OF ITS EXHIBITS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PROSPECTIVE INVESTOR, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON IT UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THIS SUBSCRIPTION AGREEMENT AND ITS EXHIBITS MAY CONTAIN STATEMENTS THAT CONSTITUTE “FORWARD-LOOKING STATEMENTS” AS DEFINED BY FEDERAL SECURITIES LAWS. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF TERMINOLOGY SUCH AS “ANTICIPATES,” “EXPECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES” AND VARIATIONS OF THESE WORDS AND SIMILAR EXPRESSIONS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES. INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS, FORECASTS OR ESTIMATES OF WHAT MAY OCCUR AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE OR OF THE OCCURRENCE OF EVENTS OR OTHER FACTORS USED TO MAKE SUCH PREDICTIONS, FORECASTS OR ESTIMATES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS EXPRESSED, IMPLIED OR INFERRED FROM THE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT only THE COMPANY’S CURRENT VIEWS AND THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE any FORWARD-LOOKING STATEMENT, INCLUDING TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED HEREIN. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION THAT IS DIFFERENT OR TO MAKE ANY REPRESENTATION WITH RESPECT TO THE OFFERING NOT CONTAINED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, YOU SHALL NOT RELY ON ANY INVESTMENT MEMORANDUM, PRESENTATION, INVESTMENT SUMMARY, FINANCIAL FORECASTS OR OTHER INFORMATION NOT CONTAINED HEREIN OR ATTACHED HERETO, ALL OF WHICH IS SUPERSEDED HEREBY IN ITS ENTIRETY.

THIS SUBSCRIPTION AGREEMENT, INCLUDING ALL OF ITS EXHIBITS, SHOULD BE REVIEWED THOROUGHLY AND IN ITS ENTIRETY BY EACH PROSPECTIVE INVESTOR PRIOR TO MAKING AN INVESTMENT DECISION.

PRIOR TO ACCEPTING AN INVESTOR’S SUBSCRIPTION, INCLUDING BY ACCEPTING SUCH INVESTOR’S SUBSCRIPTION AMOUNT, THE COMPANY HAS THE UNCONDITIONAL RIGHT, IN THE MANAGER’S SOLE DISCRETION, TO PROMPTLY REJECT YOUR SUBSCRIPTION, IN WHOLE, FOR ANY REASON OR NO REASON. YOU WILL NOT BE DEEMED THE OWNER OF ANY units IN THE COMPANY UNLESS AND UNTIL YOUR SUBSCRIPTION HAS BEEN ACCEPTED BY THE COMPANY.

THIS SUBSCRIPTION AGREEMENT IS SUBMITTED ON A STRICTLY CONFIDENTIAL BASIS TO BE USED ONLY IN CONNECTION WITH THE CONSIDERATION OF THE PURCHASE OF THE SECURITIES OFFERED HEREBY. THIS SUBSCRIPTION AGREEMENT, INCLUDING ITS EXHIBITS, MAY NOT BE REDISTRIBUTED OR REPRODUCED, IN WHOLE OR IN PART, NOR MAY ANY OF ITS CONTENTS BE DISCLOSED, whether orally or in writing, WITHOUT THE PRIOR WRITTEN CONSENT OF THE MANAGER. NOTWITHSTANDING THE FOREGOING, EACH PROSPECTIVE INVESTOR MAY DIVULGE THE CONTENTS HEREOF TO HIS, HER OR ITS LEGAL, BUSINESS, INVESTMENT AND TAX ADVISOR(S) UPON PROVIDING NOTICE IN WRITING TO EACH SUCH ADVISOR OF THE existing confidentiality obligation OF AND to such investor, and in such case, PRIMARILY IN CONNECTION WITH OBTAINING THE professional ADVICE OF SUCH PERSON(S) WITH RESPECT TO THIS OFFERING.

Notice to California Residents:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN QUALIFIED OR OTHERWISE APPROVED OR DISAPPROVED BY THE CALIFORNIA DEPARTMENT OF CORPORATIONS UNDER THE CALIFORNIA CORPORATIONS CODE. THESE SECURITIES ARE OFFERED IN CALIFORNIA IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. ACCORDINGLY, OFFERS AND SALES OF THE SECURITIES REFERRED TO HEREIN ARE STRICTLY LIMITED TO PERSONS WHO THE COMPANY DETERMINES TO HAVE MET CERTAIN FINANCIAL AND OTHER REQUIREMENTS. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY WITH RESPECT TO ANY OTHER PERSON. IN ORDER TO RELY ON THE FOREGOING EXEMPTIONS, THE COMPANY WILL RELY IN TURN ON CERTAIN REPRESENTATIONS AND WARRANTIES MADE TO THE COMPANY BY THE INVESTORS IN THIS OFFERING.

Notice to Florida Residents:

THE SECURITIES OFFERED HEREBY WILL BE SOLD TO, AND ACQUIRED BY, INVESTORS IN A TRANSACTION EXEMPT UNDER §517.061 OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, WHERE SALES OF THE SECURITIES ARE MADE TO FIVE (5) OR MORE PERSONS IN FLORIDA, EACH FLORIDA PURCHASER SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER OF THE SECURITIES OR AN AGENT OF SUCH ISSUER, OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

Grown Rogue Management Associates LLC
SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is made and entered into as of the day set forth on the signature page to this Subscription Agreement (the “Effective Date”) by and between the undersigned and Grown Rogue Management Associates LLC, an Illinois limited liability company (the “Company”). The undersigned hereby subscribes to purchase Three Million Dollars ($3,000,000) (the “Subscription Amount”) of Preferred Units (the “Units”) in the Company at a purchase price of $3,000,000 per Unit (the “Subscription”).

The Company was formed primarily to acquire, hold, pledge or transfer an ownership interest in Sea Craft LLC, an Illinois limited liability company (the “Subsidiary”, and such securities, the “Subsidiary Securities”), and to take all actions by voting or otherwise as a member or other interest holder of the Subsidiary. The Company may also directly or indirectly engage in such other activities that are reasonably related or incidental to the foregoing business and purposes, including, without limitation, the ultimate disposition of all or part of the Subsidiary Securities. Grown Rogue Unlimited, LLC, a Delaware limited liability company, currently serves as the Manager of the Company (the “Manager”).

The initial aggregate amount of this offering of Units (the “Offering”) is $3,000,000 (the “Target Offering Amount”). However, to accommodate oversubscriptions or otherwise, the Company may, in the discretion of the Manager, accept Subscriptions in excess of the Target Offering Amount.

The Offering is being made by the Company during an offering period ending on March 13, 2026, unless extended by the Manager, in its sole discretion (and without the requirement of notice to prospective investors), for an additional period of up to 90 days or earlier terminated by the Manager, in its sole discretion (such period, the “Offering Period”).

The rights, preferences and limitations of the Units, and the rights and obligations of the undersigned as a Member of the Company, are set forth in the Operating Agreement of the Company, effective as of March 9, 2026, attached hereto as Exhibit C (the “Operating Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Operating Agreement.

Execution and delivery of this Subscription Agreement shall constitute an offer by the undersigned to purchase Units in the Company in the Subscription Amount indicated above on the terms and conditions specified herein and in the Operating Agreement. Prior to accepting a Subscription, the Company has the right, in the sole discretion of the Manager, to promptly reject such offer in whole for any reason or no reason, or, by executing a copy of this Subscription Agreement, to accept such offer in whole. Following the full execution of this Subscription Agreement, this Subscription cannot be withdrawn by the undersigned except as permitted by law. If this Subscription is accepted, then the Company will execute and deliver to the undersigned a copy of this Subscription Agreement. If the undersigned’s Subscription is rejected, then the Subscription Amount will be returned to the undersigned as promptly as practicable thereafter, without any interest thereon or deduction therefrom. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Operating Agreement.

1. Manner of Payment. Upon the full execution of this Subscription Agreement, the undersigned hereby tenders: (a) one executed copy of this Subscription Agreement; (b) one executed copy of the Joinder Agreement to the Operating Agreement in the form attached hereto as Exhibit A (the “Joinder Agreement”); (c) a completed and executed copy of the Investor Questionnaire attached hereto as Exhibit B (the “Investor Questionnaire”); and (d) payment in full of the Subscription Amount indicated above. Such payment shall be made by a wire transfer of immediately available funds to the bank account designated by the Company in writing.

The undersigned further agrees that, within ten (10) business days after receipt of a written reasonable request from the Company, with reasonable detail relating to the request, the undersigned shall provide such information and execute and deliver such documents as may be necessary to comply with any and all laws, rules, regulations and ordinances to which the Company reasonably determines that it is or may be subject.

2. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company, as of the Effective Date, as follows:

(a) Accuracy of Investor’s Representations. All information provided to the Company by or on behalf of the undersigned, including, without limitation, the representations and warranties contained herein and the information set forth in the Investor Questionnaire, is true and correct in all material respects. The undersigned consents to the Company’s reliance on all such information.

(b) Examination of Available Information. The undersigned has examined, or has had an opportunity to examine before the Effective Date, any documents the undersigned has requested from the Company, to the extent such documents are (i) relevant to the Offering and/or an investment in the Company, including, without limitation, the Units, the Subsidiary Securities and the Operating Agreement, and (ii) possessed by the Company or obtainable by the Company without unreasonable effort or expense.

(c) Investor Sophistication. The undersigned has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment in the Company.

(d) Access to Information. The undersigned has analyzed, reviewed and understands this Subscription Agreement and all of its exhibits, and has had an opportunity to review all such documentation with its independent counsel and tax advisor, and to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Offering, the Company, the Units, the Subsidiary Securities, and the Operating Agreement, and all such questions have been answered to the full satisfaction of the undersigned. The undersigned has had an opportunity to obtain all additional information necessary to verify the accuracy of the information provided to him, her or it in connection herewith and to the undersigned’s knowledge, has had access to all information the undersigned has deemed material with respect to an investment in the Company.

(e) Residency of Investor. As of the Effective Date, the address set forth beneath the undersigned’s signature to this Subscription Agreement is the true and correct residence of the undersigned and the undersigned has made his, her, or its determination to invest in the Subscription in such state.

(f) Transfer Restrictions. The undersigned understands that the undersigned will not be able to sell, transfer, assign, hypothecate or pledge all or any portion of its Units without the written consent of the Manager or in accordance with the Operating Agreement.

(g) No Securities Registration. The undersigned understands that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws on the basis that the issuance and sale of the Units to the undersigned are made under a claim of exemption under Section 4(a)(2) of the Securities Act or under Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to Section 4(a)(2) of the Securities Act, as not involving a public offering and the applicable state exemptions. The undersigned further acknowledges that the Company’s reliance on such exemptions is, in part, based upon the representations and warranties of the undersigned made in this

Subscription Agreement and in the Investor Questionnaire. The undersigned agrees that he, she or it will not attempt to dispose of his, her or its Units, or any interest therein (in each case, in whole or in part), unless and until such Units have been validly registered with the SEC, or the Company has reasonably determined that the intended disposition does not violate the Securities Act or the rules and regulations of the SEC promulgated thereunder, or if applicable the “blue sky” rules of the applicable state or other jurisdiction. The Company may require and rely on an opinion of counsel in making such determination. The undersigned understands and acknowledges that the Company has no obligation to register the Offering under the Securities Act or any state securities laws, and that the Company has no intention of doing so.

(h) No Market for Units. The undersigned understands that no trading market for the Units currently exists or is likely to exist at any time in the future, and that subject to the terms of the Operating Agreement, the undersigned must bear the entire economic risk of his, her or its investment in the Company for an indefinite period of time.

(i) Affiliate Fees and Distributions. The undersigned acknowledges that the Manager and/or its Affiliates will be entitled to receive fees from the Company and distributions from the Company to the extent permitted in the Operating Agreement.

(j) Risk of Investment; Independent Legal Counsel. The undersigned understands that an investment in the Company represents a high degree of risk and is suitable only for those persons having a continuing high amount of annual income and a substantial net worth, who can afford to bear such risk indefinitely, and who have no need for liquidity from such investment, and the undersigned represents that he, she or it satisfies all such suitability requirements. The undersigned understands that his, her or its investment in the Company is subject to various risks (some of which are described in the Risk Factors) and that as a consequence of the risks which the Company may face or otherwise relating to an investment in the Company, or by the Company into the Subsidiary Securities, the undersigned could lose his, her or its entire investment in the Company, and the undersigned represents that he, she or it could bear the loss of his, her or its entire investment. The undersigned has read and understands the Risk Factors attached hereto as Exhibit D and accepts such risks knowingly and willingly, and the undersigned understands that there may be additional risks relating to an investment in the Company and accepts such risks knowingly and willingly. The undersigned acknowledges that counsel to the Company has not represented the undersigned nor provided the undersigned with any legal or other advice in connection with an investment in the Company, and that the undersigned has been recommended to seek independent professional legal, tax and financial advice in order to analyze the risks and merits of an investment in the Company.

(k) Investor Status. The undersigned is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act).

(l) Investment Intent. The undersigned is acquiring the Units for his, her or its own account, for investment only, and not with a view toward the resale or distribution thereof.

(m) Valid Agreement. This Subscription Agreement is a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by general principles of equity. Without limiting the generality of the foregoing, if this Subscription Agreement is executed and delivered on behalf of a partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign (each of the foregoing, an “Entity”), (i) such Entity has taken all action and obtained all consents necessary and appropriate to duly authorize it to purchase and hold the Units, (ii) the person executing this Subscription Agreement on behalf of such Entity has been duly authorized and is duly qualified to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of such Entity in connection with its Subscription for or purchase of Units (including, without limitation, the Operating Agreement), (iii) the signature of the person executing this Subscription Agreement on behalf of such Entity is binding upon the Entity, and (iv) the execution and delivery of this Subscription Agreement will not violate, or conflict with, the terms of any agreement or instrument to which such Entity is a party or by which it is bound.

(n) Investment Company Act. The undersigned understands that the Company has not been registered under the Investment Company Act of 1940. In addition, the undersigned understands that the Company is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

(o) Anti-Money Laundering/OFAC Requirements. The undersigned represents and warrants as follows, with the understanding that the Company will rely on the accuracy of the following representations and warranties to establish the Company’s compliance with the laws enforced by the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”), and any other applicable laws, rules, regulations and other legal requirements relating to the combating of money laundering and/or terrorism:

(i) The undersigned, if an Entity, has exercised due diligence to establish the identity of (A) each Person who possesses the power, directly or indirectly, to direct or cause the direction of the undersigned’s management and policies, (B) each Person who holds, directly or, to the undersigned’s knowledge, indirectly, a beneficial interest in the undersigned, if ownership interests in the undersigned are not publicly traded on an exchange or an organized over-the-counter market that is regulated by any government, or any governmental body or regulatory organization empowered by a government to administer or enforce its laws as they relate to securities matters, and (C) each of its account holders, if the undersigned is a financial intermediary (e.g., a bank, brokerage firm or depository). The undersigned, if an entity, (x) maintains records of all material documents it uses to verify the identities of each Person or account holder described under clauses (A), (B) and (C) above (“Affiliated Persons”); (y) will maintain all such material records for a period of at least five years after the date on which the Units purchased or otherwise held by the undersigned have been redeemed or liquidated; and (z) will make such documentation available to the Company upon reasonable request.

(ii) The undersigned is not a “Prohibited Person” (as defined below), none of its Affiliated Persons is a Prohibited Person, and the undersigned is not acquiring, and does not intend to acquire, any Units for the direct or indirect benefit of any Prohibited Person. The undersigned acknowledges and agrees that if, at any time, the Company, in the reasonable discretion of the Manager, determines that the undersigned is or may be a Prohibited Person, or that any Prohibited Person holds or may hold a direct or indirect interest in the undersigned or in any Units held by the undersigned, the Company may, in the Manager’s reasonable discretion, (A) prohibit the undersigned from purchasing additional Units or making additional capital contributions to the Company, or (B) if legally permissible, cause the Company to redeem all or any portion of the Units purchased or otherwise held by the undersigned. “Prohibited Person” means any Person that acts or has acted (x) in contravention of any statute, rule, regulation or other legal requirement to which that Person is subject relating to the combating of money laundering (other than with respect to cannabis proceeds from state compliant activities) and/or terrorism or (y) on behalf of any Person (1) residing or having a place of business in a country or territory subject to embargo under laws enforced by OFAC or (2) identified as a terrorist, terrorist organization, specially designated national or blocked person by OFAC, any other department, agency, division, board, bureau or other instrumentality of the United States government, or any recognized international organization, multilateral expert group or governmental or industry publication.

(iii) The undersigned acknowledges and agrees that, notwithstanding any provision of this Subscription Agreement and the Operating Agreement to the contrary, the Company may release information, including, without limitation, confidential information, regarding the undersigned to law enforcement authorities and/or regulators if the Company determines, in the Manager’s reasonable discretion, that it is in the best interests of the Company to do so in light of the Company’s obligations and/or potential liability under any applicable statute, law, rule, regulation or other legal requirement relating to the combating of money laundering and/or terrorism.

(p) RELIANCE. THE UNDERSIGNED, IN MAKING ITS INVESTMENT DECISION, IS NOT RELYING UPON ANY INFORMATION, OTHER THAN THIS SUBSCRIPTION AGREEMENT AND THE EXHIBITS HERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED REPRESENTS THAT, IN MAKING ITS INVESTMENT DECISION, THE UNDERSIGNED HAS NOT RELIED ON AND IS NOT RELYING ON ANY INVESTMENT MEMORANDUM, PRESENTATION, INVESTMENT SUMMARY, FINANCIAL FORECASTS OR OTHER INFORMATION NOT CONTAINED HEREIN OR ATTACHED HERETO, AND THE UNDERSIGNED UNDERSTANDS AND ACKNOWLEDGES THAT ANY AND ALL OF SUCH INFORMATION IS SUPERSEDED HEREBY IN ITS ENTIRETY.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the undersigned, as of the Effective Date, as follows:

a. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois, having full power and authority to own its properties and to carry on its business as conducted.

b. The Company has the requisite power and authority to deliver this Subscription Agreement, perform its obligations herein and consummate the transactions contemplated hereby. The Company has duly executed and delivered this Subscription Agreement and has obtained the necessary authorization to execute and deliver this Subscription Agreement and to perform its obligations herein and to consummate the transactions contemplated hereby. The Units being purchased in this Subscription have been duly authorized, and upon receipt and acceptance of the Subscription Amount and subject to any requisite approval by applicable Regulatory Authorities will be fully paid, non-assessable, and issued in compliance with applicable federal and state securities laws. This Subscription Agreement, assuming the due execution and delivery hereof by the undersigned, is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

c. Unless otherwise provided herein, the execution, delivery and performance of this Subscription Agreement and the Operating Agreement do not and will not, with or without the giving of notice, the lapse of time or both (i) materially conflict with, materially violate or result in a material breach of or material default under any of the terms, conditions or provisions of, or result in or constitute a ground for termination, cancellation, modification of or acceleration of any obligations under, any contract or other instrument to which the Company is a party or by which Company may be bound, or (ii) to the Company’s knowledge, violate any law, or any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any governmental authority or which requires the consent, approval or authorization of any governmental authority.

d. All actions, agreements, understandings, certificates or other acts or documents necessary to provide the Company with the requisite power and authority to materially carry out the purpose of the Company have been completed or will be completed in a timely fashion.

e. Exhibit E sets forth a summary of the capitalization of the Company before the issuances relating to the offering of Units of the Company contemplated hereby. The undersigned understands, acknowledges and agrees that the capitalization of the Company after such issuance is not included in Exhibit E. Except as set forth in this Subscription Agreement, including in Exhibit E, as of the Effective Date, other than the Offering, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person, entity, trust or other vehicle any right to subscribe for or acquire any Units, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Units. Except as set forth in this Subscription Agreement, including in Exhibit D, the issuance and sale of the Units will not obligate the Company to issue units or other securities to any Person (other than the undersigned and any other Person participating in the Subscription) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any such securities. All of the outstanding Units have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. No further approval or authorization of any Member, Manager, or others is required for the issuance and sale of the Units.

4. Indemnification. The undersigned acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in Section 2 hereof, and the undersigned hereby agrees to indemnify and hold harmless the Company, the Manager and each Member, and the Affiliates, officers, directors, managers, members, employees, agents and representatives (including professional advisors) of each of the foregoing, in each case, from and against any and all loss, damage, liability and expense (including, without limitation, reasonable attorneys’ fees) due to or arising out of a material breach of or any inaccuracy in any representation or warranty made by the undersigned herein or in any exhibit hereto. The Company acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in Section 3 hereof, and the Company hereby agrees to indemnify and hold harmless the undersigned and the Affiliates, officers, directors, managers, members, employees, agents and representatives (including professional advisors) of the foregoing, in each case, from and against any and all loss, damage, liability and expense (including, without limitation, reasonable attorneys’ fees) due to or arising out of a material breach of or any inaccuracy in any representation or warranty made by the Company herein or in any exhibit. Should the undersigned or the Company be found liable for any losses hereunder for any reason, the sole and exclusive remedy of the party indemnified hereunder in any situation, whether in contract or tort, or otherwise, shall be limited to the actual and direct damages, including any defense costs, as applicable. Under no circumstances will any party be liable hereunder for consequential, incidental, indirect, or punitive damages, or for lost profits.

5. Operating Agreement. If and to the extent the Subscription is accepted by the Company, the undersigned hereby reiterates his, her or its acceptance of the Operating Agreement, ratifies and adopts each and every provision of the Operating Agreement, and agrees to be bound and governed thereby. The Company covenants and agrees that the Amended and Restated Operating Agreement of SEA Craft LLC, an Illinois limited liability company, or the operating agreement of any other license holding entity that the Company invests in as an alternative to an investment in SEA Craft LLC will not be amended in any way that would cause the Company to not be entitled to receive one hundred percent (100%) of the distributions of SEA Craft LLC or such other alternative entity.

6. Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the delivery of, and the payment for, the Units until the expiration of the applicable statute of limitations.

7. Miscellaneous.

(a) Notices. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by (i) recognized local same day or next day delivery courier, (ii) when sent by electronic mail (without receipt of any transmission error message), or (iii) Federal Express or other similar internationally recognized overnight delivery service, in each instance, with receipt requested; shall be deemed to have been given on the earlier to occur of the date of actual delivery, or one day after delivered to Federal Express or other similar internationally recognized overnight delivery service for next day delivery; and shall be addressed, in the case of the Company, to 550 Airport Road, Medford, OR 97504, Attn: J. Obie Strickler, and in the case of the undersigned, to the address of the undersigned indicated on the signature page hereto, or in each case, to such other address as may be designated in writing by either party pursuant to this paragraph.

(b) Entire Agreement. This Subscription Agreement, together with the exhibits attached hereto and the Operating Agreement, contains the entire understanding among the parties hereto and supersedes any prior agreement and understanding between or among them, whether written or oral, with respect to the Offering and the undersigned’s investment in the Company.

(c) Amendments. This Subscription Agreement may be amended only by a written agreement signed by both of the parties hereto.

(d) Binding Effect. Except as herein otherwise provided to the contrary, this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and permitted assigns.

(e) No Assignment. The undersigned may not assign or otherwise transfer any of his, her or its rights or interests in or under this Subscription Agreement without the prior written consent of the Company, which may be withheld, delayed or conditioned in the sole discretion of the Manager, and any attempted assignment or other transfer without such consent shall be void and without effect.

(f) Fees and Expenses. Promptly following the full execution of the Subscription Agreement by and between the Company and [REDACTED], a [REDACTED] limited liability company (the “Lead Investor”), the Company shall pay the reasonable legal and administrative fees and expenses of Lead Investor in an amount not to exceed $15,000 (the “Investor Fees”). The Company shall pay the Investor Fees directly to the undersigned’s legal and administrative advisors concurrent with the date of the full execution of such Lead Investor’s Subscription Agreement.

(g) No Third Party Beneficiary. Nothing contained in this Subscription Agreement is intended to benefit any third parties not specifically herein enumerated, it being expressly understood that the benefits, duties and obligations of the parties hereto are solely and exclusively the rights and obligations of said parties and are not intended to benefit any third parties unless expressly stated herein.

(h) Counterparts. This Subscription Agreement may be executed in one or more counterparts, and all so executed shall constitute one Subscription Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart. In addition, notwithstanding Section 7(a), above, this Subscription Agreement may be transmitted electronically (including by DocuSign), and it is the intent of the parties that the electronic copy (or a photocopy or PDF copy) of any signature printed by a receiving computer printer shall be deemed an original signature and shall have the same force and effect as an original signature.

(i) Provisions Severable. In the event any sentence, paragraph, provision, section or article of this Subscription Agreement is declared by a court of competent jurisdiction to be void, such sentence, paragraph, provision, section or article shall be deemed severed from the remainder of this Subscription Agreement and the balance of this Subscription Agreement shall remain in effect.

(j) Titles or Captions. Titles or captions in this Subscription Agreement are inserted only as a matter of convenience and are for reference only. Such titles and captions shall not be construed to define, limit, extend or describe the scope of this Subscription Agreement nor the intent of any provision.

(k) Number and Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa.

(l) Waiver. Any waiver by any party hereto of any of its rights or remedies under this Subscription Agreement or of any breach or violation of or default under this Subscription Agreement must be in writing and signed by the party to be charged thereunder and shall not constitute a waiver of any of its other rights or remedies or of any other or future breach, violation or default hereunder.

(m) Prevailing Party. In the event of any suit, action or other proceeding with regard to this Subscription Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay upon demand, all reasonable fees and expenses of counsel for the prevailing party, in addition to any other relief available.

(n) Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other documents, certificates, instruments and amendments and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions and purposes of this Subscription Agreement.

(o) Applicable Law. This Subscription Agreement and the rights of the parties hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of Illinois, without regard to conflict or choice of law provisions thereof.

(p) Jurisdiction; Venue. Any suit, action or proceeding against any party with respect to this Subscription Agreement or any judgment entered by any court in respect of this Subscription Agreement shall be brought only in state or federal court located in Cook County, Illinois, and the parties accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. In addition, the parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subscription Agreement, or any judgment entered by any court in respect hereof, brought in such courts, and further irrevocably waive any claim that any suit, action or proceeding brought in such courts was brought in an inconvenient forum.

(q) Waiver of Jury Trial; Public Policy. EACH PARTY TO THIS SUBSCRIPTION AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY SUIT, ACTION, CLAIM, DEMAND, PROCEEDING OR COUNTERCLAIM ARISING FROM, INCIDENT TO OR OTHERWISE IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. EACH PARTY TO THIS SUBSCRIPTION AGREEMENT HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON FEDERAL LAW OR THAT THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT ARE VOID AS AGAINST PUBLIC POLICY OR BASED ON ILLEGALITY UNDER FEDERAL CANNABIS LAWS.

[Signature Page Follows.]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of March 9, 2026.

$ __________	Name of Investor
Subscription Amount (subscribed for by investor and paid in full herewith)

Signature of Investor

If Investor is a corporation, partnership or other entity, then please print name and title(s) of person signing on behalf of Investor

Address of Investor

E-mail Address of Investor

Telephone Number of Investor

[Signature Page to Subscription Agreement]

Accepted in ______________________ on ______________, 2026 (city, state)

GROWN ROGUE MANAGEMENT ASSOCIATES LLC, an Illinois limited liability company

By:	Grown Rogue Unlimited, LLC, its Manager

	By:		$___________________
	Name:	J. Obie Strickler	Subscription Amount
	Title:	Manager	accepted by the Company

[Signature Page to Subscription Agreement]

EXHIBIT A

Joinder Agreement

[See Attached.]

A-1

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Operating Agreement of Grown Rogue Management Associates LLC, an Illinois limited liability company (the “Company”), dated as of March 9, 2026 (as the same may be amended or amended and restated from time to time, the “Operating Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Operating Agreement.

By executing and delivering this Joinder Agreement to the Operating Agreement, the undersigned hereby agrees to be admitted as a Member of the Company and to become a party to, to be bound by, and to comply with the provisions of the Operating Agreement in the same manner as if the undersigned were an original signatory to such agreement as a Member. In connection therewith and without limiting the foregoing, effective as of the date hereof the undersigned hereby makes the representations and warranties contained in the Operating Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, 2026.

Name:

Address:

Fax Number:	(_______________) _____________- __________________

Email:

For individual Member:	For Members other than individuals:

Signature	Print or type name of Member

By:
Print or type name of Member	Name:
Title:

Acknowledged and accepted:

Grown Rogue Management Associates LLC

By:	Grown Rogue Unlimited, LLC, its Manager

By:
Name:
Title:

A-2

EXHIBIT b

Investor Questionnaire

[See Attached.]

GROWN ROGUE MANAGEMENT ASSOCIATES LLC

INVESTOR QUESTIONNAIRE

This Investor Questionnaire (“Investor Questionnaire”) is being distributed to certain individuals and entities which may be offered the opportunity to Preferred Units (the “Securities”) of GROWN ROGUE MANAGEMENT ASSOCIATES LLC, an Illinois limited liability company (the “Company”). The purpose of this Investor Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential; provided that, by signing this Investor Questionnaire, the undersigned agrees that this information may be provided by the Company to its tax, legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Investor Questionnaire for purposes of complying with all applicable securities laws and may present this Investor Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned’s investment in the Company.

For Individual Investors

Accredited Investor Certification. The undersigned makes one or more of the following representations regarding its income, net worth, status as a “family client” of a “family office,” and/or certain professional certifications or designations and certain related matters and has checked the applicable representation:

[__]	The undersigned’s income[1] during each of the last two years exceeded $200,000 or, if the undersigned is married or has a spousal equivalent[2], the joint income of the undersigned and the undersigned’s spouse or spousal equivalent, as applicable, during each of the last two years exceeds $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married or has a spousal equivalent, the joint income of undersigned and the undersigned’s spouse or spousal equivalent, as applicable, from all sources during this year will exceed $300,000.

[1]	For purposes of this Investor Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.
[2]	For purposes of this Investor Questionnaire, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

[__]	The undersigned’s net worth,[3] including the net worth of the undersigned’s spouse or spousal equivalent, as applicable, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence).

[__]	The undersigned is a holder in good standing of one or more of the following certifications or designations administered by the Financial Industry Regulatory Authority, Inc. (FINRA): the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82).

[__]	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of a family office as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, and whose prospective investment is directed by such family office pursuant to clause (iii) of this sentence.

[__]	The undersigned cannot make any of the representations set forth above.

For Entity Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

[__]	The undersigned is a trust not formed for the specific purpose of acquiring the Securities with total assets in excess of $5,000,000, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act.

[__]	The undersigned is (i) a bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in an individual or a fiduciary capacity, (ii) an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state, (iii) an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act, (iv) an insurance company as defined in Section 2(a)(13) of the Act, (v) an investment company registered under the United States Investment Company Act of 1940, as amended, or a business development company, as defined in Section 2(a)(48) of that act, (vi) a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, (vii) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (viii) a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended, (ix) a plan with total assets in excess of $5,000,000 established and maintained by a state (or political subdivision or agency thereof) for the benefit of its employees, or (x) a private business development company as defined in Section 202(a)(22) of the Advisers Act.

[3]	For purposes of this Investor Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value, over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse or spousal equivalent and any personal property owned by you or your spouse or spousal equivalent (e.g. furniture, jewelry, other valuables, etc.). For the purposes of calculating joint net worth: joint net worth can be the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.

[__]	The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either all investment decisions are made by a plan fiduciary as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[__]	The undersigned is a corporation, limited liability company, partnership, business trust or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case, that was not formed for the purpose of acquiring the Securities and has total assets in excess of $5,000,000.

[__]	The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,[2] either individually or upon a joint basis with such individual’s spouse or spousal equivalent, as applicable, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Act), or has had an individual income[1] in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse or spousal equivalent, as applicable, in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

[__]	The undersigned is an entity, of a type not listed in any of the paragraphs above, which was not formed for the specific purpose of acquiring the Securities offered, owning investments in excess of $5,000,000. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

[__]	The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the Securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

[__]	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in the above paragraph and whose prospective investment is directed by such family office pursuant to clause (iii) of the above paragraph.

[__]	The undersigned cannot make any of the representations set forth above.

[Signature Page to Follow]

In Witness Whereof, the undersigned has executed this Investor Questionnaire as of the date written below.

Full Name of Investor (individual or entity)

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party if entity (Please Print)

Address

Email

Date Signed

EXHIBIT c

Operating Agreement

[See Attached.]

C-1

EXHIBIT D

Risk Factors

For purposes of this Exhibit D, the terms “we,” “us,” “our,” and “GR” refer to the Company, and the term “you” refers to the investor executing the Subscription Agreement to which this Exhibit D is attached. You are urged to consider carefully, with your advisers, all of the risks described in this Exhibit D (collectively, these “Risk Factors”) before deciding whether to purchase Units. Each of the risks identified in these Risk Factors could have a material adverse effect on your investment in the Units and may result in the loss of your entire investment.

Disclaimers

An investment in the Company involves a high degree of risk. In addition to the other information contained in this Subscription Agreement, you should carefully consider these Risk Factors before making an investment decision. In addition to the risks specifically identified in these Risk Factors, we may face additional risks and uncertainties not presently known to us or that we currently deem immaterial, which risks or uncertainties may ultimately have a material adverse effect on your investment.

These Risk Factors contain forward-looking statements that are based on our expectations, assumptions, estimates, and projections about our business and its future. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in these Risk Factors.

Nothing contained in these Risk Factors is, or may be relied on as, a promise or representation as to any future performance or event. These Risk Factors speak only as of the Effective Date, and we have no duty to update these Risk Factors. These Risk Factors do not purport to contain all information that might be required to evaluate your decision to purchase the Units, and you must conduct your own independent analysis.

No person has been authorized to give any information or to make any representation other than those contained in this Subscription Agreement. You should not rely on any information or representations other than those contained in this Subscription Agreement.

Company Risks

1.	We have a limited operating history. While our principals have operated other successful cannabis companies, including affiliates of the Company, the Company has been idle and has a limited recent operating history. As a result, we face the general risks associated with any new business operating in a competitive industry, including the ability to fund our operations from unpredictable cash flow and capital-raising transactions. There can be no assurance that we will achieve our anticipated investment objectives or operate profitably. We encourage you to consult with your legal and financial advisors to determine whether you have sufficient financial information to evaluate the merits and risks of purchasing the Units.

2.	We have no financial statements. While our ultimate parent company, Grown Rogue Unlimited, LLC, has financial statements, the Company does not currently have actual, stand-alone financial statements. Consequently, your ability to assess the Company’s financial condition, results of operations, and cash flow is limited. We encourage you to consult with your legal and financial advisors to determine whether you have sufficient financial information to evaluate the merits and risks of purchasing the Units.

3.	Any financial projections that may have been disclosed to you (in writing, orally, or otherwise) were for illustrative purposes only. Any financial projections that may have been disclosed to you were based on a variety of estimates and assumptions which may not be realized and are inherently subject to significant business, economic, legal, regulatory, and competitive uncertainties, some of which are beyond our control. There can be no assurance that any projections that may have been disclosed to you will be realized, and actual results may differ materially from such projections.

4.	We may need to raise additional financing. Our ability to implement our business plan may depend on our ability to obtain additional financing in the future. If we decide to raising additional funds, we cannot assure you that we will be able to do so or that additional financing will be available on terms favorable to us. If adequate funds are not available on acceptable terms, our ability to grow our business would be dependent on funds from the sale of Units and on cash flow, if any, from our operations, which may not be sufficient.

5.	Use of Proceeds. Proceeds of the Units will be used for the payment of expenses and liabilities and for growth of our business. The Company has broad discretion to allocate the use of proceeds from your investment. Accordingly, you will be relying on the judgment of the Manager with regard to the use of the proceeds and it is possible that the proceeds will be used in a way that does not yield a favorable return on your investment.

6.	Our success depends on the skills and expertise of our Manager and certain officers. Our success substantially depends on the skills, talents, abilities, and continued services of the Manager and certain officers. There is no guarantee that they will manage our business successfully. We do not carry life or disability insurance on any officer. The loss of the services of any officer, for any reason, may have a material adverse effect on your investment.

7.	Our success depends on our ability to hire and retain additional qualified individuals. Our success substantially depends on our ability to hire and retain individuals to operate our business and implement our business plan. There is no assurance that we will be able to hire or retain qualified individuals, or that the individuals hired will be able to successfully operate our business and implement our business plan.

Marijuana Industry Risks

8.	Our business is illegal under federal law and may subject our investors to enforcement action or asset forfeiture. Producing, manufacturing, processing, possessing, distributing, selling, and using marijuana is a federal crime. Under the Federal Controlled Substances Act of 1970 (the “Federal CSA”), marijuana is classified as a Schedule I drug, which is defined as a drug having a high potential for abuse and no currently accepted medical use. Schedule I drugs are the most tightly restricted category of drugs under the Federal CSA. Additionally, the Supremacy Clause of the United States Constitution establishes that the Constitution, federal laws made pursuant to the Constitution, and treaties made under the Constitution’s authority constitute the supreme law of the land. The Supremacy Clause provides that state courts are bound by the supreme law; in case of conflict between federal and state law, including state law legalizing certain cannabis uses, the federal law must be applied.

Until Congress amends the Federal CSA with respect to marijuana use, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, processing, or selling marijuana (or facilitating the same) in violation of federal law or they may seek to bring an action or actions against you as an investor in the Company, including a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). Such an action would have a material negative effect on our business and operations. As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Additionally, even if the federal government does not prove a violation of the Federal CSA, the federal government may seize, through civil asset forfeiture proceedings, certain Company assets such as equipment, real estate, moneys and proceeds, or your assets as an investor in the Company, if the federal government can prove a substantial connection between these assets or your investment and marijuana distribution or cultivation.

Because marijuana is illegal under federal law, investing in a cannabis business such as ours could be found to violate the Federal CSA. As a result, individuals involved with the Company, including investors and lenders, may be indicted under federal law. Your investment in the Company may: (a) expose you personally to criminal liability under federal law, resulting in monetary fines and jail time; and (b) expose any real and personal property used in connection with our business to seizure by and forfeiture to the federal government.

9.	Our contracts may be unenforceable and property may be subject to seizure. As the Federal CSA currently prohibits the production, processing and use of marijuana, our contracts with third parties (suppliers, vendors, landlords, etc.) pertaining to the production, processing, or selling of marijuana-related products, including any leases for real property, may be unenforceable. In addition, if the federal government begins strict enforcement of the Federal CSA, any property (personal or real) used in connection with a marijuana-related businesses may be seized by and forfeited to the federal government. In this case, our inability to enforce contracts or any loss of business property (whether ours or our vendors’) will have a material adverse effect on us.

10.	We will not be able to deduct many normal business expenses. Under Section 280E of the Internal Revenue Code (“Section 280E”), many normal business expenses incurred in the trafficking of marijuana and its derivatives are not deductible in calculating our federal and state income tax liability. A result of Section 280E is that an otherwise profitable business may in fact operate at a loss, after taking into account its income tax expenses. Although we have accounted for Section 280E in our financial projections and models, the application of Section 280E may have a material adverse effect on us.

11.	Our success depends on our ability to obtain marijuana licenses from the state authorities. Our success depends on our ability to obtain and maintain marijuana licenses from state and local authorities, including, but not limited to, the Illinois Department of Agriculture (“IDOA”). If we fail to obtain one or more marijuana production and/or wholesale licenses from the IDOA or other applicable state or local Government Authorities, such failure will have a material adverse effect on our business.

12.	Our business is highly regulated and we may not be issued necessary licenses, permits, and cards. Our business and products are and will continue to be regulated as applicable laws continue to change and develop. Regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. Even if we obtain one or more licenses from the IDOA, no assurance can be given that we will receive all of the other licenses and permits that will be required to operate our business. Further we cannot predict what kind of regulatory requirements our business will be subject to in the future.

13.	The marijuana industry faces significant opposition. It is believed by many that large well-funded businesses may have strong economic opposition to the marijuana industry. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the marijuana industry. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a material adverse effect on us.

14.	We have numerous competitors. We have numerous competitors throughout the State of Illinois utilizing a substantially similar business model. Excessive competition may impact our sales and may cause us to reduce our prices. Any material reduction in our prices may have a material adverse effect on our financials.

15.	Local laws and ordinances could restrict our business activity. Although legal under Illinois state law, local governments may have the ability to limit, restrict, and ban marijuana businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed, and have a material adverse effect on our business.

16.	We may not be able to obtain or maintain a bank account. Because producing, manufacturing, processing, possessing, distributing, selling, and using marijuana is a crime under the Federal CSA, most banks and other financial institutions are unwilling to provide banking services to marijuana businesses due to concerns about criminal liability under the Federal CSA as well as concerns related to federal money laundering rules under the Bank Secrecy Act. Though guidelines issued in past years allow financial institutions to provide bank accounts to certain cannabis businesses, few banks have taken advantage of those guidelines and many cannabis businesses still operate on an all-cash basis. Operating on an all-cash or predominantly-cash basis would make it difficult for the Company to manage its business, pay its employees and pay its taxes, and may create serious safety issues for the Company, its employees and its service providers. Although the Company currently has a bank account, our inability and the inability of our subsidiaries to maintain a bank account, or obtain and maintain other bank accounts, could have a material adverse effect on us.

17.	The protections of bankruptcy law may be unavailable to us. As discussed above, the use of marijuana is illegal under federal law. Therefore, it may be argued that the federal bankruptcy courts cannot provide relief for parties who engage in marijuana or marijuana-related businesses. Recent bankruptcy court rulings have denied bankruptcies for companies like the Subsidiary upon the justification that businesses cannot violate federal law and then claim the benefits of federal bankruptcy for the same activity. In addition, some courts have reasoned that courts cannot ask a bankruptcy trustee to take possession of and distribute marijuana assets as such action would violate the Federal CSA. Therefore, we may not be able to seek the protection of the bankruptcy courts for the equal protection of creditors or debtor-in-possession financing or obtain credit from federal-chartered financial institutions.

18.	We will not be able to register any federal trademarks for our marijuana products. Because producing, manufacturing, processing, possessing, distributing, selling, and using marijuana is a crime under the Federal CSA, the United States Patent and Trademark Office will not permit the registration of any trademark that identifies marijuana products. As a result, we likely will be unable to protect our marijuana product trademarks beyond the geographic areas in which we conduct business, unless we can successfully demonstrate that any of our trademarks is unrelated to producing, manufacturing, processing, possessing, distributing, selling, and using marijuana. The use of our trademarks outside the State of Illinois by one or more other persons could have a material adverse effect on our business.

19.	Laws will continue to change rapidly for the foreseeable future. Local, state, and federal laws and enforcement policies concerning marijuana-related conduct are changing rapidly and will continue to do so for the foreseeable future. Changes in applicable law are unpredictable and could have a material adverse effect on our business.

There is a relatively small body of interpretive guidance and no case law available to understand how certain laws, rules, and regulations will be interpreted or applied by enforcement agencies or the courts. Accordingly, businesses such as the Company often operate in a grey area, which subject the Company to the risk that it will unintentionally violate laws, rules, or regulations. Any such violations could have significant adverse consequences for the Company’s business, including the loss of its ability to conduct operations.

20.	Due to our involvement in the cannabis industry, we may have a difficult time obtaining insurance which may expose us to additional risk and financial liabilities. Insurance that is otherwise readily available, such as workers compensation, general liability, and directors and officers insurance, is more difficult for us to find, and more expensive, because we are in the cannabis industry. There are no guarantees that we will be able to find such insurance in the future, or that the cost will be affordable to us. If we are forced to go without such insurance, it may prevent us from entering into certain business sectors, may inhibit our growth, may expose us to additional risk and financial liabilities and could have a material adverse effect on us.

21.	Entry bans into the United States may be enforced against foreign investors and others. Foreign investors in the Company and the parent company’s directors, officers and employees may be subject to entry bans into the United States. News media have reported that United States immigration authorities have increased scrutiny of Canadian citizens who are crossing the United States–Canada border with respect to persons involved in cannabis businesses in the United States. There have been a number of Canadians barred from entering the United States as a result of an investment in or act related to United States cannabis businesses. In some cases, entry has been barred for extended periods of time. The Company’s officers or employees traveling to the United States for the benefit of the Company may encounter enhanced scrutiny by United States immigration authorities that may result in the employee not being permitted to enter the United States for a specified period of time. If this happens to the Company’s officers or employees, this may reduce our ability to manage our business effectively and have a material adverse effect on our business.

22.	Cannabis-related businesses have certain security risks. Given the nature of the Company’s products and the concentration of inventory in its facilities, despite meeting or applicable security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of the Company’s facilities could expose the Company to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential customers from choosing the Company’s products, or employees from joining or staying with the Company. This in turn, may have a material adverse effect on the Company’s financial position and operations.

23.	There is uncertainty regarding the Company’s security measures. The Company’s facilities could be subject to break-ins, robberies and other breaches in security. If there was a breach in security, the loss of cannabis material, work-in-process, or equipment could have a material adverse impact on the business, financial condition and results of operation of the Company. In addition, due to banking restrictions, the Company holds cash and there is a risk of theft or robbery during the transport of cash. The Company has taken steps to prevent theft or robbery of cash during transport, but there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

24.	The Company may be subject to product liability claims. As a distributor of products designed to be ingested by humans, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of cannabis products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. The Company may be subject to various product liability claims, including, among others, that the products sold by the Company caused or contributed to injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. Product liability claims or regulatory action against the Company could result in increased costs, could adversely affect the Company’s reputation and goodwill with its consumers generally, and could have a material adverse effect on the Company’s business, financial condition and results of operations. If required, there can be no assurances that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

Securities Risks

25.	You will not have any right to control management. You will be a member of the Company without any right to control the management of the Company. The Manager will have complete control over all of the decisions related to our business, and could cause the Company to take actions over your objections. Additionally, the Manager will not be obligated to cause the Company to pursue any alternative course of action that may be suggested or advocated by you.

26.	There will be significant restrictions on your ability to assign the Units. The Units are subject to transfer restrictions as set forth in the Operating Agreement. Federal and state securities laws may place additional restrictions on your ability to transfer the Units. Because of these restrictions, you may be unable to liquidate your investment in the event of an emergency or for any other reason. As a result, you should purchase the Units only if you are prepared to hold the Units for an indefinite period of time.

27.	This Subscription Agreement has not been reviewed or approved by the government. No government agency or authority has reviewed or approved this Subscription Agreement, the Operating Agreement, the Units, or any of the documents provided to you relating to this Subscription Agreement or the Units, including these Risk Factors. You are expected to conduct your own review and analysis before deciding whether to purchase the Units.

28.	An investment in the Units has significant tax consequences. The tax consequences of purchasing the Units are significant and complex, and may vary depending on your particular tax situation. We strongly encourage you to consult with your legal and tax advisors to determine the tax implications of purchasing the Units.

29.	Related parties to the Company may purchase Units. The Company’s and its affiliates’ shareholders, members, managers, directors, officers, and employees (and their respective family members and related entities and trusts) may, at their option, purchase Units on the same terms and conditions as other unrelated investors. All Units purchased by such persons will be subject to the same restrictions on transfer as Units purchased by other investors. Conflicts of interest could arise between Unit holders who are, or are related to, shareholders, members, managers, directors, officers, or employees of the Company and those Unit holders who have no such relationship with or knowledge of the Company.

30.	The determination of the offering amount was subjective. The amount of Units that the Company may offer is unlimited and may bear no relationship to the Company’s earnings potential or to the Company’s asset value, book value, net worth or other established criteria of value. The amount was established by the subjective projections of the Manager regarding the Company’s potential business results.

31.	The Units may not be a suitable investment. The Units may not be a suitable investment for every investor, and the Company advises you to consult your investment, tax, and other professional financial advisors before deciding whether to purchase the Units. The Units may not be a suitable investment for you based on your ability to withstand a total loss of your investment or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Before deciding whether to purchase Units, you should consider your investment allocation with respect to the amount of your contemplated investment in the Units in relation to your other investment holdings and the diversity of those holdings.

EXHIBIT E

Company Capitalization

Member	Common Units	Preferred Units	Percentage Interest	As-Converted Percentage Interest
Grown Rogue Unlimited, LLC	80		100.00%	100.00%
Total			100.00%	100.00%

E-1